Calculation of Filing Fee Tables
S-1
Banzai International, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Shares of Common Stock underlying Buyer Warrants	Other	225,222	$ 3.303	$ 743,908.27	0.0001381	$ 102.73
Fees Previously Paid	2	Equity	Shares of Common Stock, par value $0.0001 per share ("Common Stock") underlying the Notes	Other	2,309,107	$ 3.303	$ 7,626,980.42		$ 1,053.29
Fees Previously Paid	3	Equity	Shares of Common Stock underlying Buyer Warrants	Other	1,422,639	$ 3.303	$ 4,698,976.62		$ 648.93
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 13,069,865.31		$ 1,804.95
			Total Fees Previously Paid:						$ 1,702.22
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 102.73
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A Common Stock of Banzai International, Inc. (the "Registrant") that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of Registrant's Common Stock. Calculated in accordance with Rule 457(g) under the Securities Act, based on the exercise price of the Buyer Warrants, which equals $3.303 per share.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A Common Stock of Banzai International, Inc. (the "Registrant") that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of Registrant's Common Stock. Calculated in accordance with Rule 457(g) under the Securities Act, based on the conversion price of the Notes, which equals $3.303 per share.

[3]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A Common Stock of Banzai International, Inc. (the "Registrant") that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of Registrant's Common Stock. Calculated in accordance with Rule 457(g) under the Securities Act, based on the exercise price of the Buyer Warrants, which equals $3.303 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date